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                                                                   EXHIBIT 10.21


March 25, 2002

VIA FACSIMILE TO (310) 282-2200 AND MAIL
----------------------------------------

David Ficksman, Esq.
Loeb & Loeb
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, CA  90067-4164

Re:      Brad Friedel, Barry Venison, John Barnes and Darren Ridge / Sonicport,
         Inc.

Dear Mr. Ficksman:

As discussed, the following will, when signed by Sonicport, Inc. ("Sonicport"), on the one hand, and Brad Friedel, Barry Venison, John Barnes and Darren Ridge (collectively the "Holders" or individually a "Holder" herein) confirm the terms and conditions that have been agreed upon by Sonicport and Holders to resolve the current disputes relating to the six (6) Convertible Promissory Notes (collectively the "Notes" and individually a "Note") listed on Exhibit A attached hereto and incorporated herein.

Sonicport and each of the Holders have agreed to partially convert the outstanding principal balance due to Holders under the Notes and partially extend the due date of the unconverted principal balance due under each of the Notes on the following terms and conditions:

1. Holders will each convert fifty percent (50%) of the current outstanding principal balance of each of their respective Notes (the "Notes") into the common stock of Sonicport. The conversion price will be based on the formula contained in the Notes, meaning "the lesser of 80% of the average closing bid price of Sonicport stock for the period of twenty (20) trading days immediately preceding the conversion date or $.40" per share (the "Conversion Formula"). The actual number of conversion shares to be delivered to each Holder by Sonicport will be determined on the conversion date in accordance with the Conversion Formula.

2. The due date for the remaining outstanding principal balance under each of the Notes will be extended to March 15, 2003. Sonicport will continue to make all of the quarterly interest payments due to each Holder under the Notes as provided in the Notes in a timely manner (i.e., on or before June 1, 2002, September 1, 2002, December 1, 2002 and March 1, 2003). In this regard, the default period provided for in each of the Notes will be reduced from 90 days, as currently provided in the Notes, to 30 days.


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3. Within two (2) business days following receipt by Company of a facsimile copy of this letter signed by all of the Holders, Sonicport will make the quarterly interest payments that were due under each of the Notes on March 1, 2002 (the sum of $44,375 in the aggregate), which payment will be made to the Arnold & Porter Client Trust Account by wire transfer.

4. Within two (2) business days following receipt by Company of a facsimile copy of this letter signed by all of the Holders, Sonicport will also pay Holders the aggregate sum of $20,000 to partially reimburse Holders for legal fees and costs incurred to date in connection with the prior defaults by Sonicport and the negotiation and preparation of the documents related to the resolution outlined in this letter agreement. This payment shall also be made to the Arnold & Porter Client Trust Account by wire transfer.

5. The exercise price of all of the warrants already held by each Holder will be reduced to $.50 per share (from the current $1.00 per share). In addition, Sonicport will issue additional warrants to each Holder in an amount equal to an 10% of the number of warrants currently held by each Holder. All of the additional warrants will also have an exercise price of $.50 per share. The expiration date for all of the warrants (those previously issued to each Holder and the new warrants to be issued to each Holder) will be December 31, 2006.

6. Holders will each have the right (but not the obligation) to have any or all of the shares they receive in conversion of the Notes included in any future registrations of any shares made by Sonicport / U.S Dataworks (i.e., piggyback registration rights) permitting the resale of such shares, subject to customary underwriter's cutback provisions and prior registration rights of third parties; provided, however, that Holders shall be entitled to participate in any such registrations on a pro rata basis on the same terms and conditions as are applicable to other significant holders of Company's stock.

7. Sonicport will promptly execute and deliver to Holders all necessary and appropriate security agreements, stock pledge agreements, UCC-1 Financing Statements, intellectual property assignments and mortgages and any other appropriate agreements and documents, including, but not limited to all share certificates for the U.S. Dataworks, Inc. stock, and will promptly take any and all other action necessary or appropriate to: (a) confirm the prior grant to each Holder of a security interest in and lien upon all of the assets of Sonicport (including, but not limited to, all of the stock of U.S. Dataworks, Inc.) to secure all of the obligations of Sonicport to the Holders under each of the Notes; and (b) grant to each Holder a security interest in and lien upon all of the assets of U.S. Dataworks, Inc. in order to secure the obligations under the Notes, as amended hereby, and (c) perfect and record all such security interests and liens.


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8. Sonicport will cause The Great Salt Air, LLC (the "Guarantor") to promptly execute and deliver to each Holder the Amendment to Guaranty that was previously delivered to Sonicport and the attorney for the Guarantor in order to confirm and provide that the obligations of Guarantor under the Continuing Guaranty previously executed by Guarantor and delivered to each Holder is secured by a lien upon the leasehold interest in the real property of Guarantor (the "Property"). In addition, Sonicport will also cause the Guarantor to promptly prepare, execute, record and deliver to each Holder a deed of trust and any other documents or agreements that are appropriate or necessary to confirm such liens on the property.

9. Sonicport agrees that, to the extent not expressly prohibited by the investors or convertible equity lenders, any proceeds received by Sonicport from any equity investment or equity-backed financing of any kind or nature in excess of $2,000,000 must first be used to pay off or down the outstanding principal balance due to Holders under the Notes; provided, however, that Sonicport will be entitled to use any such proceeds in excess of $2,000,000 up to a maximum amount of $1,250,000 first to pay off or down the then outstanding principal balance due by Sonicport to ACI under the existing promissory note or notes from Sonicport (the "ACI Notes"). Notwithstanding the foregoing, no proceeds from any equity investment or equity-backed financing may be used to pay off or down any other existing debt of Sonicport for borrowed money (including any existing convertible debt) other than the ACI Notes as expressly provided herein without the prior written consent of each of the Holders, unless and until all remaining principal and any accrued and unpaid interest due under the Notes has been paid in full to Holders.

10. Conditioned upon the full satisfaction of all of the foregoing terms and conditions, the 10% "premium" required to be paid by Sonicport in order to redeem the Notes will be eliminated.

11. Except as expressly provided herein, all of the remaining terms, conditions and provisions of each of the Notes, the existing Warrant Agreements, Subscription Agreements and any other agreements or documents between Sonicport and any of the Holders shall remain in full force and effect and shall not be modified or amended by this letter agreement.

12. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original document, and all of which, taken together, shall constitute the agreement among the parties.

13. Should any party commence any legal action or proceeding to enforce or interpret this letter agreement or any of the terms and provisions hereof, then in addition to any damages or other remedies that may be awarded to the prevailing party or parties, prevailing party or parties therein shall be entitled to have and recover from the losing party or parties therein such prevailing party's or parties' reasonable attorneys' fees and costs incurred in connection therewith.

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If the foregoing is in accordance with your understanding of the agreement among
Sonicport and the Holders, please have the enclosed copy of this letter agreement signed by Sonicport and return it to me, whereupon it will serve as the binding agreement of the parties unless and until more formal documents reflecting the foregoing terms and conditions have been prepared and signed by the parties.

Very truly yours,



Daniel M. Grigsby,
ARNOLD & PORTER

AGREED:
SONICPORT, INC.

By:  /s/ Charles Ramey                     Date:                   3/27/02
     ---------------------------------            ------------------------------
      Charles Ramey, President

By:  /s/ Richard Shapiro                   Date:                   3/27/02
     ---------------------------------            ------------------------------
      Richard Shapiro, Secretary


HOLDERS:

/s/ Brad Friedel                           Date:               March 25, 2002
--------------------------------------            ------------------------------
Brad Friedel

/s/ Barry Venison                          Date:                 26/03/2002
--------------------------------------            ------------------------------
Barry Venison

/s/ John Barnes                            Date:                 26/03/2002
--------------------------------------            ------------------------------
John Barnes

/s/ Darren Ridge                           Date:                 26/03/2002
--------------------------------------            ------------------------------
Darren Ridge



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                                    EXHIBIT A


                          CONVERTIBLE PROMISSORY NOTES
                          ----------------------------

1. 10% Convertible Promissory Note dated March 14, 2001 in the principal amount of $375,000 made by Sonicport, Inc., as Maker, to Brad Friedel, as Noteholder.

2. 10% Convertible Promissory Note dated March 26, 2001 in the principal amount of $225,000 made by Sonicport, Inc., as Maker, to Barry Venison, as Noteholder.

3. 10% Convertible Promissory Note dated March 26, 2001 in the principal amount of $275,000 made by Sonicport, Inc., as Maker, to Barry Venison, as Noteholder.

4. 10% Convertible Promissory Note dated May 15, 2001 in the principal amount of $400,000 from Sonicport, Inc., as Maker, to John Barnes, as Noteholder.

5. 10% Convertible Promissory Note dated March 26, 2001 in the principal amount of $125,000 from Sonicport, Inc., as Maker, to Darren Michael Ridge, as Noteholder.

         10% Convertible Promissory Note dated March 26, 2001 in the principal amount of $375,000 from Sonicport, Inc., as Maker, to Darren Michael Ridge, as Noteholder.